Exhibit 10.14
EMPLOYMENT CONTRACT
The undersigned:
The Accenture partnership, having its registered office and principal place of business in Amsterdam (1077 BG) at 150 Apollolaan, hereinafter referred to as: ‘the employer’;
and
                                        ;
hereinafter referred to as: ‘the employee’;
WHEREAS
(a) this employment contract is to be concluded within the framework of the (worldwide) restructuring of Accenture and its affiliated enterprises, including the employer;
(b) the employer will, until the transfer of shares referred to below, be a partner in the Accenture partnership via its operating company of which it (indirectly) holds all shares;
(c) the relationships between the individual partners in the Accenture partnership were controlled by a Partnership Agreement, including, among other things, provisions relating to the termination and financial settlement of the relationship between the parties, and relating to non-competition;
(d) within the framework of the aforementioned restructuring, the legal form of the Accenture partnership will be converted into a new private company with limited liability named Accenture BV., still to be founded. For this latter purpose all individual partners will, on or around May 15, transfer their shares in their operating companies, which currently collectively constitute the Accenture partnership, or have such shares transferred, to Accenture Ltd., an entity in accordance with Bermuda law, in exchange for shares in Accenture Ltd. By means of a legal merger between the operating companies and Accenture B.V. the Accenture partnership will cease to exist on or around September 1, 2001 and its activities will be continued in Accenture B.V.;
(e) the Dutch individual partners in the Accenture partnership will, from the moment of transfer of their shares in the operating companies to Accenture Ltd., conclude an employment contract with the Accenture partnership;
(f) the parties aim to maintain, as much as possible within the framework of Dutch labor law, the character of the partnership relationship that (indirectly) existed between them;
(g) the rights and duties arising from the employment contract for the employer and/or its legal successors and for the Employee are set out below;
STATE THAT THEY HAVE AGREED THE FOLLOWING:
Article 1 Commencement, duration and termination
1. The employment contract will take effect on May 15, 2001 and will be concluded for an indefinite period of time. Employee will, from June 1, 2001, be entitled to a salary as referred to in Article 3 of this contract.
2. This employment contract may be terminated by either party in writing at the end of each calendar month. The employee will observe a notice period of two months unless the employer agrees in writing to a shorter notice period. With regard to termination, the employer will observe a notice period of four months.
3. The employment contract between the employer and the employee will in any case terminate by operation of law, without notification being required, at the end of the month in which the employee attains the age of sixty-two.
Article 2 Position and duties
1. The employee will be employed by the employer in the position of partner.
2. The employee will work for the employer to the best of his ability and to his full capacity.
3. The employee will carry out tasks other than those that comprise the employee’s usual work if such tasks, in view of the employee’s position and duties within the employer’s organization, can reasonably be demanded from the employee.
4. For the duration of the period of employment, the employee will not carry out other paid work or work by gratuitous title without the employer’s prior approval in writing, nor establish, operate or jointly operate an enterprise or have an enterprise operated in any form of competition with the employer’s company, or have an interest, whether direct, indirect, or in any form whatsoever, in such an enterprise or work for such an enterprise, whether for payment or otherwise.
5. For each violation of the prohibition referred to in paragraph 4, the employee will forfeit an immediately payable penalty of NLG 4,000 for each day or part of a day during which the violation vis-à-vis the employer continues, without prejudice to the employer’s entitlement to claim compensation in lieu of the penalty sum.
Article 3 Salary
1. The employee’s gross annual salary will be determined, paid and based on the worldwide Partner Policies as these policies apply, or will apply, to the employee currently in the future. Details of these Partner Policies are known to the employee via the Partner Policies Database. As a result of the salary system utilized, the salary may fluctuate from year to year.
2. A vacation bonus and any other emoluments will be included in the gross annual salary, unless expressly agreed otherwise in this contract.
Article 4 Working hours and place of work
1. The normal working week runs from Monday through Friday. Normal working hours amount to 40 hours per week.
2. The employee will carry out work outside company working hours and normal working hours without the employer owing any additional payment, if the employee’s duties and position reasonably require such work.
3. The employee will perform his duties at a location indicated by the employer. The employer will be entitled to change locations. Depending on the employee’s position, a situation may occur in which the employee, in spite of a fixed work location, may have to carry out work primarily at a different location as indicated by the employer.

Article 5 Car
The employer will provide the employee with a leased car for the execution of his duties. Such will take place in accordance with the terms set out in the leased car regulations as laid down in the employer’s terms and conditions of employment . At the commencement of this contract the car allowance will amount to NLG 3,500 per month.
Article 6 Pension and insurance
1. The employee is excluded from participation in pension plans A or B and all other associated schemes (including the supplementary disability allowance and the Surviving Dependant’s Insurance) relating to the collective pension insurance policy concluded by the employer with AMEV Levensverzekering N.V.
Article 7 Vacation
1. The employee will be entitled to 25 days’ vacation per year, or a proportion thereof if the employment contract ends during the course of a year.
2. The employer may assign 1 (one) of the vacation days as a mandatory day off.
Article 8 Sickness and incapacity for work
1. In the event of sickness, the employee will strictly observe the regulations concerning the reporting of sickness and recovery as set out in the employer’s terms and conditions of employment.
2. Non-compliance with the sickness regulations as referred to in the employer’s terms and conditions of employment will entitle the employer to suspend its obligation concerning sick leave on full pay until the point in time that the employee complies with the aforementioned regulations.
3. If the employee fails to comply with any of the inspection regulations, the employee will forfeit a penalty of NLG 500. The aforementioned penalty will be without prejudice to the employer’s entitlement to suspend its obligation concerning sick leave on full pay, as referred to in Article 8, paragraph 2.
4. The employee is forbidden from becoming deliberately sick. If the employee, in violation of the aforementioned prohibition, has caused his sickness deliberately, the employer will be entitled to withhold payment of salary.
5. If incapacity for work is caused through the actions of an accountable third party, the employee will cooperate fully including with regard to the submission to the Working Conditions Service or the Company Medical Officer of any medical data required to enable Employer to exercise in full its right of recourse.
Article 9 Confidentiality
1. Both during and after termination of the employment contract, the employee is not permitted, in any way or form, directly or indirectly, whether for his own benefit of that of third parties, to make known or reveal any particulars concerning or related to the employer’s business or an associated company, or their clients, principals or any other business contacts without the employer’s prior permission in writing, in relation to which particulars the employee could or should reasonably understand are not intended to be made known to third parties, regardless of the manner in which such particulars came to the employee’s knowledge, except in so far as such is required for the execution of employee’s duties.
2. For each violation of the duty of confidentiality as referred to in paragraph 1, the employee will forfeit to the employer a penalty of NLG 20,000. Such forfeiture will be without prejudice to the employer’s entitlement to claim compensation in lieu of the penalty. Furthermore, any violation of the duty of confidentiality for the duration of the employment contract may constitute a compelling reason for instant dismissal.
Article 10 Non-competition
1. For a period of 18 (eighteen) months after termination of this employment contract, the employee will not, whether directly or indirectly, in whatever form, operate or jointly operate an enterprise or have an enterprise operated which is similar or related to the employer’s company or an associated company, or be directly or indirectly involved with such an enterprise, independently or as an employee, whether for payment or otherwise. The term ‘enterprise similar or related to the employer’s company or an associated company’ as referred to in the previous sentence will be taken to include, among other things , the companies listed in Appendix A to this contract, which list will be periodically adjusted .

2. For a period of 18 (eighteen) months after the termination of this employment contract, the employee will not, without the employer’s prior permission in writing, work for or on behalf of those of the employer’s clients or principals or an associated company, for which, or on behalf of which, the employee has worked when in the employment of the employer or of an associated company at any time or to any extent, in any form, directly or indirectly, whether for payment or otherwise. The clients and principals referred to in the previous sentence will include any potential clients or principals to whom offers were submitted 18 (eighteen) months prior to the termination of the employment contract.
3. For the duration of this contract and for a period of 18 (eighteen) months after the termination of this contract, the employee will not, without the employer’s prior permission in writing, approach the employer’s clients or principals or any company associated with the employer, for which the employee worked at any time or to any extent, directly or indirectly in the employee’s own interest or in the interest of third parties, in order to induce the aforementioned parties to terminate their relationship with the employer or any company associated with the employer. The employee will in general refrain from any activities which might have a negative effect on the relationship between the employer or any company associated with the employer.
4. For the duration of this contract and for a period of 18 (eighteen) months after its termination, the employee will not, without the employer’s prior permission in writing, induce employees of the employer or a company associated with the employer to terminate their employment contract with the employer or with any company associated with the employer, or induce such parties to fail in the fulfillment of their contractual employment obligations vis-à-vis the employer or any company associated with the employer, or their clients or principals.
5. In the event of a violation of the provisions in paragraphs 1, 2, 3 or 4, the employee will, without any notification of default or judicial intervention being required, forfeit an immediately payable penalty of NLG 2,000 for each violation, to be increased by NLG 4,000 for each day, or part of a day, during which the violation continues, without prejudice to the employer’s entitlement to claim compliance or to claim full compensation for the damage or loss in lieu of the penalty.

Article 11 Intellectual property
1. The employee will transfer to the employer, that hereby accepts such a transfer, all intellectual property rights, both according to Dutch and to foreign law, relating to everything created by the employer completely or partly prior to the conclusion of this contract within the framework of, or arising from the employee’s work for the employer. The employer will be entirely free in its decision to apply or not to apply for protection of the rights to which it is entitled.
2. All rights to intellectual property, both according to Dutch and to foreign law, relating to everything created completely or partly by the employee for the duration of this contract within the framework of, or arising from, this contract will accrue to the employer. In so far as intellectual property rights exist which do not accrue to the employer, the employee will, in so far as possible, hereby transfer such rights in advance to the employer, that hereby accepts such a transfer. The employer will be entirely free in its decision whether to apply for the protection of the rights to which it is entitled.
3. All rights to domain names registered during the period of this contract within the framework of, or arising from, this contract, will accrue to the employer. In so far as the employee registers or has registered any domain names in the employee’s own name within the framework of, or arising from, this contract or the employee’s work for the employer, such domain names will, at the employer’s request, be transferred forthwith to the employer.
4. The employee hereby surrenders any moral rights relating to the rights referred to in paragraphs 1, 2 and 3, in so far as such a surrender is permitted by law.
5. The employee will, for the duration of this contract and after its termination, grant full cooperation as regards the effectuation of a transfer of rights as referred to in paragraphs 1, 2 and 3, with a view to enabling the employer to register such rights in the employer’s name and to exercise such rights vis-à-vis third parties. The employee hereby grants the employer irrevocable power of attorney to execute the relevant activities in the employer’s name. The costs of the employee’s cooperation will be paid for by the employer.
6. The employee will have no claim to the ‘Accenture’ trade name or (service) mark, or any name of (service) mark derived from it or connected to it. After termination of this contract, the employee will not in any way use the ‘Accenture’ name or (service) mark or any name or (service) mark derived from it or connected to it.
7. For the duration of this contract and after its termination, the employee will, in so far as permitted by law, not be entitled to any payment in connection with, or on the basis of, this article.
Article 12 Return of property
1. All items of property with which the employee was provided by the employer in the execution of his duties including, but not limited to, materials, documents, know-how and information, copied in whatever form, information carriers and the like, including business plans, practice methodologies and technologies (including computer software), training materials, personal information, client files, confidential client information, internal publications, articles and keys, will be and remain the employer’s property.
2. Upon termination of this employment contract, the employee is obliged to return all items as referred to in paragraph 1 no later than on the final day of employment or at the employer’s request, without retaining copies thereof.
3. The employee may not retain any information as meant in paragraph 1 that is stored in a computer system belonging to the employee or is recorded in any other form and that the employee is not obliged to relinquish or return to the employer pursuant to paragraph 2 for longer than is necessary for the fulfillment of the employee’s duties, and must in all cases destroy that information without delay if the employer so requests or at the employee’s own initiative if this contract is terminated.
4. Any failure on the employee’s part to return the items of property as meant in paragraph 1 will result in the forfeiture of a penalty of NLG 500, payable to the employer immediately upon demand, for each day that the employee remains in default after having been warned to return the items. This forfeiture does not impair the employer’s possibilities to claim compensation for damages instead of the penalty.
Article 13 Penalties
With regard to the penalty clauses set out in Article 2 paragraph 5, Article 8 paragraph 3, Article 9 paragraph 2, Article 10 paragraph 5 and Article 12 paragraph 4 of this employment contract, the employer and the employee expressly state, by signing this employment contract, that, with reference to Article 7:650 paragraph 6 of the Dutch Civil Code, the penalties referred to in Articles 2, 8, 9, 10 and 12 will accrue to the employer. The provision in Article 7:650 paragraphs 3 to 5 of the Dutch Civil Code will consequently remain non-applicable.
Article 14 Worldwide Partner Policies
1. The worldwide Partner Policies that currently apply or will apply in the future to the employee, and which are known to the employee via the Partner Policies Database, will apply to this employment contract unless such policies are in violation of the provisions of Dutch mandatory law.
2. The employer’s terms and conditions of employment will expressly be excluded from this employment contract, with the exception of those provisions which fall within the scope of employer’s power to instruct, or if expressly agreed otherwise in this contract.
Article 15 Partner Policies concerning termination
1. The parties will aim and strive to create a situation in which, after the termination of this contract, all activities will be executed in accordance with the worldwide Partner Policies as these are currently in effect, or will be in effect in the future, and as are known to the employee via the Partner Policies Database.
2. The parties state in advance by express agreement that it is reasonable and fair, with a view to the nature of this contract and the framework in which it is concluded, that the financial settlement be restricted to a settlement based on the worldwide Partner Policies as these currently apply or will apply in the future to the employee, and as are known to the employee via the Partner Policies Database, and that the employee will have no other claims vis-à-vis the employer relating to the completion of this contract.
Article 16 Data Privacy
1. The employee hereby confirms he has read the Accenture Privacy Policy (hereinafter referred to as ‘the policy’). The employee grants permission for his personal data to be processed in accordance with this policy.

2. The employee grants permission
(a) for his personal data to be processed for the purposes as defined in the policy; and
(b) for the employee’s personal data, as kept by Accenture, to be transferred to other employees and offices of Accenture’s worldwide organization or to third parties, if such transfer is required by Accenture’s organization or by mandatory law.
3. During his career, the employee will treat all personal data to which he has access in accordance with the policy or any other Accenture procedures and arrangements that may apply. The employee will use such personal data for no purpose other than in relation to, and as required for, his work for Accenture.
Article 17 Applicable law
This contract is subject to Dutch law.
Article 18 Arbitration
Any disputes relating to, or arising from, this contract or any other agreements that might arise from this contract, will be settled exclusively on the basis of arbitration by arbiters in New York, in accordance with the Rules of Arbitration of the International Chamber of Commerce.
Article 19 Other stipulations
1. Changes to this contract will only have effect if the contents are stated in writing and signed by both parties.
2. References expressed in this contract through the masculine pronouns ‘he/him/his’ will be interpreted as including the corresponding feminine pronouns ‘she/her’.
Thus agreed upon and drawn up in duplicate at Amsterdam on May 1, 2001.
Accenture
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